Fidelity Private Credit Fund

4Q25 Annual Shareholder Letter

March 23, 2026

Investment Highlights
As of December 31, 2025

$2.3 billion
Total capital invested[2]

0.8x
Fund leverage ratio

10.5%
Total net return
(Annualized since inception)[3]

9.1%
Annualized net distribution rate[1]

4.1x
Net leverage[4]

37%
Loan-to-value[4]

2.4x
Interest coverage[5]

Dear Fidelity Private Credit Fund Shareholder:

This month marks the third anniversary of the Fidelity Private Credit Fund. Over this period of meaningful economic volatility, our disciplined investment strategy has been both tested and validated. I am pleased to report that this approach has delivered a strong inception-to-date annualized total net return of 10.5% for our investors.

Exhibit 1: Fidelity Private Credit Fund Historical NAV, Distribution Rate and SOFR Trends[1]



NAV Per Share
Distribution Rate
SOFR
$25.00 $25.31 $25.32 $25.52 $25.81 $25.78 $25.85 $25.75 $25.75 $25.54 $25.41 $25.27 $25.10
9.48% 9.72% 10.11% 10.11% 10.12% 10.10% 10.14% 10.14% 10.22% 9.56% 9.07% 9.13%
Dist. Rate
4.81% 5.31% 5.35% 5.32% 5.34% 5.38% 4.90% 4.38% 4.41% 4.39% 4.22% 4.15%
SOFR
Initial Offering
Mar-23
Jun-23
Sep-23
Dec-23
Mar-24
Jun-24
Sep-24
Dec-24
Mar-25
Jun-25
Sep-25
Dec-25

The year 2025 distinguished disciplined lenders from the rest of the market. We remained selective, expanded the portfolio with high-quality assets and delivered solid results. We begin 2026 with a

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[1]Source: Bloomberg, Fidelity Investments. Past performance is not necessarily indicative of future results. Annualized distribution rate is calculated by annualizing the current declared distribution and dividing by the last reported monthly net asset value. Special distributions, if made, are excluded from the calculation. We cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and we have no limits on the amounts we may pay from such sources. See the Fund's prospectus. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. The Fund will post notices regarding distributions subject to Section 19(a) of the investment Company Act of 1940, if applicable. SOFR = Secured Overnight Financing Rate.

[2]Total capital invested by investment type is 88% private credit (95 investments) and 12% liquid investments (23 Broadly Syndicated Loans (BSLs)/Collateralized Loan Obligations (CLOs), 1 mutual fund); total capital committed is $2.8B.

[3]Total Net Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. All returns are derived from unaudited financial information and are net of all Fidelity Private Credit Fund (the Fund) expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. The Adviser reimbursed a portion of the Fund's expenses. Absent such reimbursement, returns would have been lower. Past performance is historical and not a guarantee of future results. Class I does not have upfront placement fees. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund, which are estimates of fair value and form the basis for the Fund's NAV. Valuations based on unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.

[4] Loan to Value and Net Leverage reflect average at closing for directly originated loans.

[5] Interest Coverage is the pro forma trailing 12-month ratio for directly originated loans.

Fidelity INVESTMENTS®

strong portfolio and a constructive outlook, confident that our strategy is well-positioned to weather any potential economic headwinds and to capture the opportunities ahead. Understanding Our 2025 Performance 6 Weighted average EBITDA excludes investments where EBITDA may not be the appropriate measure of credit risk. Weighted average calculations based on funded investments as of 12/31/2025. 71st Lien Sr Secured represents current measure for all directly originated and syndicated loans; Weighted Average Spread represents current measure for all directly originated loans. The Fund generated an annualized distribution yield of 9.1% and a 1-year total return of 7.4%. While this return is solid, it modestly trails the reported results of the prior two years. This outcome is best understood by looking at the two distinct components of our return: the cash income we generated and the non-cash valuation adjustments we recorded. First, the income component. The strong cash income generated by the portfolio supported the robust distributions paid out to investors, which were earned from interest and principal payments on our investments. As benchmark rates (SOFR) declined in the second half, however, our floating-rate income naturally decreased, and we adjusted the Fund's dividend to align with earnings. Separate from the cash income story are the non-cash, mark-to-market adjustments that impacted our total return on paper. More than half of these unrealized markdowns stemmed from specific, credit-driven issues in a few positions within our liquid loan sleeve—an area we decisively de-risked in the second quarter. The remainder of the unrealized markdowns stemmed from valuation adjustments on a handful of specific names within our core direct lending portfolio. Fidelity distinguishes its process by engaging with an independent third-party valuation firm to assess each loan in the portfolio every month. This process enhances transparency and allows changes in asset performance or market conditions to be reflected in the Fund’s NAV on a timely basis. Fidelity distinguishes its process by engaging with an independent third-party valuation firm to assess each loan in the portfolio every month. Note that while these specific credit situations impacted valuations, it is critical to understand that they do not reflect the overall health of the portfolio. To put this into context, our core portfolio has continued to perform well. EBITDA across our direct loans rose from $33 million at close to $47 million at year‑end — an increase of 42.4% — which supported a weighted‑average mark of 98.7 on the direct lending portfolio.6 Moreover, zero loans were on non-accrual status, which means that our loans were paying interest as expected; and payment-in-kind (PIK) income, or interest paid by adding to the loan principal rather than with cash, represented just 0.6% of our total income. Given this underlying strength, we believe the existing portfolio marks, set through our independent third-party process, are conservatively positioned. Portfolio Characteristics As of December 31, 2025   99% % Senior secured first lien7 5.4% Weighted average spread 7 0.6% PIK income   0.0% Non-accrual status 98.7 Weighted average mark6 42.4% EBITDA growth since close6

Note on Portfolio Management and Credit As a credit portfolio seasons, it is natural for some companies to face headwinds. A fundamental distinction of private credit, however, is that it is a long-term, non-tradeable strategy. Unlike managers of liquid credit who can often trade out of challenging positions, we are built to work through them. This structural reality underscores the critical importance of our underwriting principles, which are rooted in the "Three Cs" of credit: Capacity: Confidence in the business's durable ability to generate cash flow. Collateral: Strong structural protections, including meaningful financial covenants and a lead-lender role. Character: A deep understanding of—and relationship with—the owners and management. When challenges arise, our constructive partnerships with trusted, long-standing private equity sponsors and our influence as a lead lender become our most valuable tools. While we are not immune to credit issues and are actively managing several underperforming names, these situations appear isolated and idiosyncratic. We are not seeing broad, systemic credit weakness spreading through the book; in fact, the differentiation we are seeing between winners and challenged credits is what we expected as the cycle matured, and it underscores the fundamental health and resilience of the overall portfolio. Our Strategy: The Power of the Traditional Middle Market The disciplined underwriting and strong structural protections we demand are consistently achievable because of our deliberate focus on a specific segment of the market: the traditional middle market (TMM). It is important to understand the structural differences between this segment and the upper middle market (UMM). Exhibit 3: The Fidelity Direct Lending Focus The UMM involves larger companies (typically with EBITDA over $50 million) and attracts fierce competition not only between direct lenders, but also from banks and public markets. This often forces lenders to accept weaker terms like "covenant-lite" structures, higher leverage and non-cash PIK interest features. While we will selectively pursue UMM transactions when they exhibit the strong characteristics we demand, we will not participate simply to deploy capital.

Our core focus is the TMM, a space we believe offers the potential for a superior risk-adjusted return. While many lenders operate here, the competition is highly fragmented by industry, region and deal size. Navigating this fragmented landscape requires deep resources, and here we leverage a significant institutional advantage: Fidelity’s scale, including a global platform of more than 1,000 investment professionals. This scale gives us a massive information and execution edge. Furthermore, as many of the largest direct lenders have moved upmarket, it creates an opportunity for a scaled, disciplined lender like us to lead deals and build lasting, trust-based relationships. The success of this relationship-based approach is evident in our partnerships. To date, we have closed investments with a broad array of private equity firms, over 90% of which are partners with whom we have long-standing relationships. This track record of repeat business is built on a belief in the Fidelity franchise, a name synonymous with deep credit expertise and a history in high-income investing dating back to 1977. This heritage gives us the ability to have constructive discussions and navigate challenges together because that trust has been forged over time. It is a competitive advantage that is difficult to quantify but invaluable in practice. The Headlines vs. Our Reality Now that we have detailed our disciplined approach, let’s use it as a lens to view the recent drumbeat of negative headlines surrounding private credit. We believe our strategy provides a clear and reassuring answer to the most pressing concerns. On Opaque Valuations: Many headlines question whether private asset values are real. Fidelity is a brand that is built on the bedrock of investor trust. And trust requires full transparency. This is precisely why we have engaged an independent, third-party firm to confirm the value on 100% of our private loans every month since inception. Our approach is industry leading and is in stark contrast to the lag and subjectivity generally applied by many in the direct lending space. On Systemic Risk and "Shadow Banking": While commentators worry about new risks from a rapidly growing market, our strategy is rooted in a practice that is decades-old and time-tested: traditional relationship lending to middle-market companies. We see ourselves as practicing an established form of lending in a modern structure, not as creating new systemic risks through esoteric products. In fact, we would argue that the gradual transition of a portion of these assets from depositor-funded banks to the asset management industry may reduce overall systemic risks. On Rising Defaults: A significant portion of the recent anxiety has centered on non-sponsored, esoteric asset-based finance (ABF) loans, high-growth or late-stage venture-backed software companies (where we are underexposed) and/or highly leveraged, covenant-lite loans. Our private credit portfolio is 100% sponsor-backed, traditional middle-market loans that are predominantly protected by strong covenants and moderate leverage, giving us the tools, when necessary, to proactively manage risk in a way that managers of covenant-lite, upper-middle-market loans cannot. On Illiquidity and Redemptions: We believe it is critical for managers to honestly address a fundamental reality: the illiquid, non-tradeable nature of our underlying private credit assets is outside our control. What we can control, and do, with intense focus is the liquidity and liability profile of the Fund itself. This commitment is demonstrated by our current balance sheet positioning. The Fund has consistently operated at or below the low end of our target leverage range, providing significant untapped debt capacity. This, combined with other sources of rapidly available funds, allows us to maintain a robust total liquidity position designed to meet potential redemptions within the intermittent liquidity structure. On Software Exposure: While software remains an area where we believe we have a meaningful institutional advantage, we have intentionally maintained a modest exposure of roughly 10% of the portfolio, well below many larger BDCs. This reflects our view that competitive conditions in the sector have, at times, led to aggressive structures and pricing that we were not willing to pursue. When we do invest, we focus on sponsor-backed, mission-critical software businesses with recurring revenue and prudent structures. Looking Ahead As we look ahead to 2026, it seems that the market appears to be nearing an inflection point, with two potential paths emerging. However, this is an environment our strategy is intentionally designed to navigate. The first path is one of sustained momentum backed by a resilient US economy. This path is being shaped by two powerful, parallel forces: a private sector-led investment super cycle in artificial intelligence and the colossal electrification of our economy, alongside a public-sector capital expenditure boom driven by recent infrastructure and manufacturing incentives. Since our strategy focuses exclusively on US-based businesses, our portfolio is positioned to capture the potential benefits of this pro-American industrial policy. We believe this combination may supercharge the domestic middle market, triggering a robust cycle of realizations and new investment opportunities. The second path is one of continued dispersion, and it is in such an environment that the differences between lenders become most stark. A "flight to quality" benefits lenders who have maintained high standards. In such a market, we believe sponsors and investors alike will gravitate toward trusted, scaled platforms. As one of the world's most consistently recognized, trusted brands, we believe the Fidelity franchise provides a distinct advantage. Our strong loan documentation, lead-lender status and trusted reputation would allow us to be opportunistic from a position of strength while others contend with problems in their legacy portfolios. Our objective is not to predict which path the market will take. It is to build a portfolio resilient enough for the challenges of the second path, while being positioned to capture the opportunities of the first. In Summary Over the past three years, our disciplined approach to private credit has been both tested and shown to be resilient. In 2025, we navigated a complex market by addressing specific credit challenges, actively managing our portfolio and upholding our commitment to investor transparency. As we enter 2026, we believe we are well prepared for what lies ahead. In a market that may either accelerate or broaden, our core strategy—control-oriented, traditional middle-market lending, supported by the strength of the Fidelity franchise—positions the Fund to preserve capital and create long-term value for our shareholders. Thank you for your continued trust. Sincerely, David Gaito, CFA Head of Direct Lending

Performance Summary

Total Net Return (%)
As of December 31, 2025

Share Class		1 Month	3 Month	YTD	1 Year	3 Year	5 Year	Since Inception
Class I		0.86%	1.61%	7.39%	7.39%	-	-	10.54%[8]
Class S	No Upfront Placement Fee	0.79%	1.39%	6.40%	6.40%	-	-	8.84%[9]
	With Upfront Placement Fee[10]	-2.74%	-2.15%	2.67%	2.67%	-	-	7.06%[9]
Class D	No Upfront Placement Fee	0.84%	1.55%	7.12%	7.12%	-	-	9.53%[9]
	With Upfront Placement Fee[10]	-0.67%	0.02%	5.51%	5.51%	-	-	8.77%[9]

Monthly Total Net Return (%)
As of December 31, 2025

		JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC
Class I	2025	1.11%	0.52%	0.08%	-0.20%	1.49%	0.77%	0.62%	0.85%	0.31%	0.62%	0.12%	0.86%
	2024	0.86%	1.24%	0.30%	1.07%	1.05%	0.69%	0.66%	0.53%	0.95%	1.19%	1.19%	0.74%
	2023	-	-	1.26%	0.63%	0.66%	1.14%	0.83%	1.11%	1.32%	0.92%	0.93%	1.81%
Class S (No Upfront Placement Fee)	2025	1.03%	0.45%	-0.07%	-0.27%	1.42%	0.70%	0.55%	0.78%	0.24%	0.55%	0.05%	0.79%
	2024	0.79%	1.17%	0.22%	1.00%	0.98%	0.62%	0.58%	0.46%	0.88%	1.12%	1.12%	0.67%
	2023	-	-	-	-	-	-	-	-	-	-	0.85%	1.74%
Class D (No Upfront Placement Fee)	2025	1.08%	0.50%	0.06%	-0.22%	1.47%	0.75%	0.60%	0.83%	0.29%	0.60%	0.10%	0.84%
	2024	0.84%	1.22%	0.27%	1.05%	1.03%	0.67%	0.64%	0.51%	0.93%	1.17%	1.17%	0.72%
	2023	-	-	-	-	-	-	-	-	-	-	0.90%	1.79%

[8] Fund Inception, 3/13/2023.
[9] Class Inception, 11/1/2023.
[10] Assumes the maximum amount of upfront placement fees that selling agents may charge (1.5% for Class D and 3.5% for Class S).

This sales and advertising literature is neither an offer to sell nor a solicitation of an offer to buy securities. An offering is made only by the prospectus. This literature must be read in conjunction with the prospectus in order to fully understand all of the implications and risks of the offering of securities to which the prospectus relates. A copy of the prospectus must be made available to you in connection with any offering. No offering is made except by a prospectus filed with the Department of Law of the State of New York. Neither the Securities and Exchange Commission, the Attorney-General of the State of New York nor any other state securities regulator has approved or disapproved of our securities or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Please read this information carefully. Speak with your relationship manager if you have any questions. Unless otherwise expressly disclosed to you in writing, the information provided in this material is for educational purposes only. Any viewpoints expressed by Fidelity are not intended to be used as a primary basis for your investment decisions and are based on facts and circumstances at the point in time they are made and are not particular to you. Accordingly, nothing in this material constitutes impartial investment advice or advice in a fiduciary capacity, as defined or under the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986, both as amended. Fidelity and its representatives may have a conflict of interest in the products or services mentioned in this material because they have a financial interest in the products or services and may receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain third-party funds and products, and certain investment services. Before making any investment decisions, you should take into account all of the particular facts and circumstances of your or your client’s individual situation and reach out to an investment professional, if applicable. Performance Past performance is no guarantee of future results. Total Net Return is net of Fidelity Private Credit Fund’s (the Fund) fees & expenses including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund, which are estimates of fair value and form the basis for the Fund’s NAV. Valuations based on unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. Risk Factors Investors should review the offering documents, including the description of risk factors contained in the Fund's Prospectus (the "Prospectus"), prior to making a decision to invest in the securities described herein. The Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, conflicts of interest and regulatory and tax matters. Any decision to invest in the securities described herein should be made after reviewing such Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the Fund. We have limited operating history and there is no assurance that we will achieve our investment objective. An investment in our Common Shares may not be appropriate for all investors and is not designed to be a complete investment program. This is a “blind pool” offering and thus you will not have the opportunity to evaluate our investments before we make them. You should not expect to be able to sell your shares regardless of how we perform. You should consider that you may not have access to the money you invest for an extended period of time. We do not intend to list our shares on any securities exchange, and we do not expect a secondary market in our shares to develop. Because you may be unable to sell your shares, you will be unable to reduce your exposure in any market downturn. We have commenced a share repurchase program, but only a limited number of shares will be eligible for repurchase and repurchases will be subject to available liquidity and other significant restrictions. An investment in our Common Shares is not suitable for you if you need access to the money you invest. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or return of capital, and we have no limits on the amounts we may pay from such sources. We believe the likelihood that we pay distributions from sources other than cash flows from operations will be higher in the early stages of the offering. Not DIC Insured • May Lose Value • No Bank Guarantee.

Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to the Adviser or its affiliates will reduce future distributions to which you would otherwise be entitled. We use and expect to continue to use leverage, which will magnify the potential for loss on amounts invested in us. We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors. We intend to invest primarily in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value. Information presented herein is for discussion and illustrative purposes only and is not a recommendation or an offer or solicitation to buy or sell any securities. Views expressed are as of February 2026, based on the information available at that time, and may change based on market and other conditions. Unless otherwise noted, the opinions provided are those of the authors and not necessarily those of Fidelity Investments or its affiliates. Fidelity does not assume any duty to update any of the information. Investment decisions should be based on an individual’s own goals, time horizon and tolerance for risk. Nothing in this content should be considered legal or tax advice, and you are encouraged to consult your own lawyer, accountant or other adviser before making any financial decision. Stock markets are volatile and can fluctuate significantly in response to company, industry, political, regulatory, market, or economic developments. In general, the bond market is volatile, and fixed income securities carry interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Fixed-income securities carry inflation, credit, and default risks for both issuers and counterparties. Alternative investments are investment products other than the traditional investments of stocks, bond, mutual funds, or ETFs. Examples of alternative investments are limited partnerships, limited liability companies, hedge funds, private equity, private debt, commodities, real estate, and promissory notes. Some of the risks associated with alternative investments are: Alternative investments may be relatively illiquid. It may be difficult to determine the current market value of the asset. There may be limited historical risk and return data. A high degree of investment analysis may be required before buying. Costs of purchase and sale may be relatively high. Investing involves risk, including risk of loss. Diversification and asset allocation do not ensure a profit or guarantee against loss. All indexes are unmanaged. You cannot invest directly in an index. Third-party marks are the property of their respective owners; all other marks are the property of FMR LLC. Fidelity Diversifying Solutions LLC (“FDS”) is the investment manager of Fidelity Private Credit Fund (the Fund), and is a registered investment adviser and indirect, wholly owned subsidiary of FMR LLC. Fidelity Distributors Company LLC is the Managing Dealer for the offering. Fidelity Distributors Company LLC, 900 Salem Street, Smithfield, RI 02917. Fidelity Brokerage Services LLC, Member NYSE, SIPC, 900 Salem Street, Smithfield, RI 02917.   1172430.4.0